EXHIBIT 11.1

                                                                EXHIBIT 11.1


                              AVON PRODUCTS, INC.
                    COMPUTATION OF PRIMARY INCOME PER SHARE
                     (In millions, except per share data)


                                                           Three months ended
                                                                June 30
                                                           ------------------
                                                           1995          1994
                                                           ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the period.  68.46         70.86
  Common stock equivalents*.............................     --            --
                                                         ------        ------

  Weighted average shares for primary income per share
    computation.........................................  68.46         70.86
                                                         ======        ======

Income from continuing operations....................... $ 80.4        $ 72.3
Discontinued operations, net of taxes...................     --         (22.2)
                                                         ------        ------
Net income.............................................. $ 80.4        $ 50.1
                                                         ======        ======

Primary income (loss) per share:
  Continuing operations................................. $ 1.17        $ 1.02
  Discontinued operations...............................     --          (.31)
                                                         ------        ------
  Net income............................................ $ 1.17        $  .71
                                                         ======        ======


- ----------
*Common stock equivalents are not reported because they result in less than three percent dilution.

                                                                EXHIBIT 11.1


                              AVON PRODUCTS, INC.
                    COMPUTATION OF PRIMARY INCOME PER SHARE
                     (In millions, except per share data)


                                                             Six months ended
                                                                 June 30
                                                             ----------------
                                                             1995        1994
                                                             ----        ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the period.    68.57       71.39
  Common stock equivalents*.............................       --          --
                                                          -------     -------

  Weighted average shares for primary income per share
    computation.........................................    68.57       71.39
                                                          =======     =======

Income from continuing operations.......................  $ 114.8     $ 103.4
Discontinued operations, net of taxes...................       --       (23.8)
Cumulative effect of accounting changes.................       --       (45.2)
                                                          -------     -------
Net income..............................................  $ 114.8     $  34.4
                                                          =======     =======

Primary income (loss) per share:
  Continuing operations.................................  $  1.67     $  1.45
  Discontinued operations...............................       --        (.34)
  Cumulative effect of accounting changes...............       --        (.63)
                                                          -------     -------
  Net income............................................  $  1.67     $   .48
                                                          =======     =======


- ----------
*Common stock equivalents are not reported because they result in less than three percent dilution.